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                                                                   Exhibit 10.40



                  AMENDMENT TO GLUCOSE SENSOR OPTION AGREEMENT

     THIS AMENDMENT TO GLUCOSE SENSOR OPTION AGREEMENT (this "Amendment") is made as of the 1st day of February, 2001 by and between MINIMED INC. ("MiniMed"), a Delaware corporation, and MEDICAL RESEARCH GROUP, INC. ("MRG"), a Delaware corporation with respect to the following facts:

                                    RECITALS

     MiniMed and MRG are parties to the Glucose Sensor Option Agreement dated as of September 1, 1998 (the "Agreement") pursuant to which MRG granted an option to MiniMed to purchase the worldwide distribution rights with respect to certain long-term glucose sensor technology being developed by MRG. On January 25, 2001 MiniMed delivered notice of its exercise of the option. The parties now desire to amend and supplement the Agreement on the terms set forth herein. Concurrently with the execution and delivery of this Agreement, the parties are also entering into an Amended and Restated Implantable Pump License and Distribution Agreement and a Stock Purchase Agreement, both dated as of the same date as this Agreement.

     1. DEFINITIONS:

     All capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Agreement.

     2. DEVELOPMENT OF STAND-ALONE SENSOR SYSTEM

     2.1 OBLIGATION TO DEVELOP. MRG will use commercially reasonable efforts to develop a Stand-Alone Long-Term Glucose Sensor System which will include an implantable glucose sensor suitable for use in vivo in humans or animals for a period of at least 45 days, a transmitter and a receiver/monitor, but not including an implantable pump (the "Stand-Alone Sensor System"). MRG will prepare a development plan (which will include scheduled milestones) with respect to its development efforts, and MiniMed will be entitled to participate in the preparation of the plan. MRG's initial development plan will be completed as soon as practicable after the date of this Agreement.

     2.2 PAYMENT. Upon completion of the development and qualification of the Stand-Alone Sensor System in accordance with MRG's Product Development Protocol attached hereto as Exhibit 2.2, and delivery by MRG to MiniMed of written notice that those events have occurred, MiniMed shall become unconditionally obligated to pay to MRG $13 million in cash, within 30 days after receipt of the notice, for the exclusive world-wide distribution rights for Covered Applications with respect to the Stand-Alone Sensor System and all improvements and modifications thereof. If MiniMed purchases the additional $16 million "Second Tranche" of MRG's common stock contemplated by Section 2.2 of the Stock Purchase Agreement, the foregoing amount payable by MiniMed shall be reduced to $5 million. In order to preserve MiniMed's exclusive rights to the Stand-Alone Sensor System, MiniMed will use commercially reasonable efforts in marketing the Stand-Alone Sensor System. MRG's sole remedy for MiniMed's failure to use such commercially reasonable efforts shall be to convert MiniMed's exclusive distribution rights to non-exclusive rights.

     2.3 TRANSFER PRICES. After development of the Stand-Alone Sensor System and its qualification pursuant to Section 2.2, the Transfer Price of the sensor component of the Stand-Alone Sensor System will be determined in accordance with
Section 6.4.1 of the Agreement, and the transmitter and the receiver/monitor will be subject to Transfer Prices equal to the average of MRG's manufacturing cost (determined in accordance with generally accepted accounting principles consistently applied) and MiniMed's List Price. In no event, however, will the transfer price exceed MiniMed's List Price less 15% thereof or be less than MRG's manufacturing cost plus 30% thereof. If no transfer price satisfies the foregoing requirements, the price shall be determined by arbitration in accordance with Section 2.4. If the Stand-Alone Sensor System is sold with an implantable or external pump and/or other products, the Transfer Price for the Stand-Alone Sensor System will be based upon a reasonable allocation of the total List Price for the Stand-Alone Sensor System and the other products (which may include a pump) so that the List Price of the Stand-Alone Sensor System is equal to the portion of the total List Price that is reasonably allocable to the Stand-Alone Sensor System, whether or not a separate List Price is specified for the Stand-Alone Sensor System. The lead connecting the Long-Term Glucose Sensor to an implantable pump will have a Transfer Price determined as provided above for the transmitter and the receiver/monitor.

     2.4 ADJUSTMENT IN PRICES. If, at any time after MiniMed becomes the exclusive distributor of the Stand-Alone Sensor System, either Party believes that the Transfer Price referred to in Section 2.3 is materially unfair to either, the Parties will meet and



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seek in good faith to agree on revised prices that are agreeable to both Parties and approximate pricing structures that are customary for other comparable distribution agreements involving high technology products. If the Parties are unable to agree on price, the matter shall be resolved by arbitration in accordance with Section 18 of the Agreement.

     2.5 STATUS OF STAND-ALONE SENSOR SYSTEM. After its development by MRG, the Stand-Alone Sensor System will be deemed to be a "Long-Term Glucose Sensor and other Licensed Products," and the technology relating thereto shall be deemed to be "MRG Glucose Sensing Technology" for all purposes of this Amendment except as expressly set forth herein and for all purposes of the Agreement except for purposes of Sections 5.1, 5.3, 5.4, 6.4.1 (except as referred to in Section 2.3 of this Amendment), 6.6, and 6.6.1 through 6.6.7 thereof.

     2.6 MANUFACTURING RIGHTS WITH RESPECT TO STAND-ALONE SENSOR SYSTEM. The rights of MiniMed to itself undertake the manufacture of the Long-Term Glucose Sensor and the other Licensed Products set forth in Section 6.4.2 and 6.4.3 of the Agreement shall apply separately with respect to the Stand-Alone Sensor System, which MiniMed will have the right to undertake to manufacture, or contract with others to manufacture, without at the same time undertaking to manufacture, or contract with others to manufacture, any other Long-Term Glucose Sensor or Licensed Products.

     2.7 ROYALTIES PAYABLE TO THIRD PARTIES. For purposes of the last sentence of Section 6.9.3 of the Agreement, if MiniMed is required to pay royalties to a Third Party as provided therein and MiniMed has made the payment provided for in
Section 2.2 of this Amendment (whether the payment is made before or after the obligation to pay royalties arises), the amount of the refund to which MiniMed shall be entitled shall be equal to one-half of the royalties paid to such Third Party up to a maximum of $17,500,000.

     2.8 TERMINATION OF EXCLUSIVITY. The rights of MiniMed to terminate the Exclusive Marketing Agreement or Section 6.3 of the Agreement as provided in
Section 6.23 of the Agreement shall be exercisable by MiniMed, at its option, separately with respect to the Long-Term Glucose Sensor and Licensed Products without exercising such rights with respect to the Stand-Alone Sensor System, and MiniMed's election to do so shall terminate all of its obligations under the Agreement with respect to such other products which terminate upon the exercise of the rights under Section 6.23 of the Agreement.

     3. CLINICAL TRIALS

     Notwithstanding the provisions of Section 6.11.1 of the Agreement, the cost of all clinical trials with respect to the Long-Term Glucose Sensor and other Licensed Products (including the Stand-Alone Sensor System) shall be paid by MRG through December 31, 2002, up to a maximum aggregate amount of $4 million. MRG shall be entitled to credit against its $4 million funding obligation expenses it reasonably incurs in connection with the clinical trials. MiniMed and MRG each will contribute one-half of the costs of the clinical trials in excess of said $4 million, but neither party will be required by the provisions of this
Section 3 to make any expenditure which is not commercially reasonable. MRG will make the payments of its share the funding costs to MiniMed from time to time within 30 days after receipt from MiniMed of a request for payment setting forth in reasonable detail, and/or accompanied by appropriate documentation with respect to, the costs incurred by MiniMed in connection with the clinical trials. Such statements shall not be submitted by MiniMed to MRG more frequently than monthly and no less frequently than quarterly. MRG shall submit to MiniMed statements setting forth in reasonable detail and/or accompanied by appropriate documentation with respect to the costs incurred by MRG with respect to the clinical trials. Expenses incurred by MiniMed and MRG which are payable by MRG pursuant to this Section 3 and expenses incurred by MRG which are to be credited to its obligations under this Section 3 shall include and be limited to all direct out-of-pocket costs and expenses incurred in connection with the clinical trials together with all direct employee expenses for the time spent by employees on these programs, which amounts shall be reasonably documented. Such expenses for employees' time shall include a pro rata portion of indirect employee expenses, such as employee benefits and payroll taxes. In no event shall either party charge any portion of its general overhead, facilities allocation or administrative expense as an expense of the clinical trials pursuant to this Section 3.

     4. LOSS OF EXCLUSIVE RIGHTS

     The Parties acknowledge that pursuant to Section 7.6.1 of the Implantable Pump License and Distribution Agreement MRG has the right to repurchase from MiniMed MiniMed's rights to distribute the NewMIP (as defined in the Implantable Pump License Agreement and Distribution Agreement) and that, pursuant to Section
7.6.3 of the Implantable Pump License Agreement, if that right is exercised, MiniMed's rights with respect to the Long-Term Glucose Sensor and other Licensed Products shall include:

          (a) exclusive rights to distribute the Stand-Alone Sensor System,


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          (b) exclusive rights to distribute the Stand-Alone Sensor System as part of a system combined with an external infusion pump and

          (c) non-exclusive rights to distribute the Long-Term Glucose Sensor (not the Stand-Alone Sensor System) as part of a Closed Loop System in combination with MRG's MIP 2007 model of implantable pumping systems or Improvements thereto.

     5. LICENSE ON MINIMED TECHNOLOGY

     Effective if and when MiniMed's distribution rights under Section 6 of the Agreement become nonexclusive or MRG repurchases rights pursuant to Section 7.6.1(a) of the Amended and Restated License and Distribution Agreement, MiniMed hereby grants MRG a fully paid-up, royalty-free license on all Technology that is developed by MiniMed through said effective date but limited to the field of use of fully implanted, oxygen-based sensors configured to the then current Long-Term Glucose Sensor or subsequent Improvements or modifications.

     6. LEADS

     The last sentence of Section 1.15 of the Agreement is hereby amended to read in full as follows:

          "The lead connecting the Long-Term Glucose Sensor to an implantable pump is a Licensed Product.

     7. SETTLEMENT OF DISPUTES

     Section 18.1.2(A) of the Agreement is hereby amended by adding a new sentence at the end thereof reading as follows:

         "In the event either party fails to select an arbitrator within the time period specified where the two arbitrators fail to select a third arbitrator within the time period specified above, either party may request that the American Arbitration Association appoint any such arbitrator, and any arbitrator so appointed shall be one of the arbitrators pursuant to this Section 18."

     8. SEPARATE AGREEMENTS

     Section 8.3 of the Agreement is hereby amended to read in full as follows:

         "The Amended and Restated Implantable Pump License and
         Distribution Agreement, the Agreement Re Implantable Pump Business between the Parties dated as of September 1, 1998, the Secured Promissory Note and Security Agreement referred to in Section 2.4, the Line of Credit Note referred to in Section 4.2, the Lease referred to in Section 5 of the Agreement Re Implantable Pump Business and the Stock Purchase Agreement dated as of the same date as this Amendment shall be considered completely separate from the Agreement as amended by this Amendment and not a part thereof. Except as provided in the Stock Purchase Agreement, a default under such other documents shall not affect the rights and obligations of the Parties under the Agreement as amended by this Amendment, and no default under the Agreement as so amended shall affect the rights and obligations of the Parties under those other documents."

     9. NOTICES

     Section 10 of the Agreement is amended to read in full as follows:

          "Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if personally delivered, when so delivered, (b) if mailed, seventy-two (72) hours after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the Party to whom it is directed at the address set forth below or
         (c) if given by telex or telecopier, when such notice or other communication Is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic, confirmation is received:


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                  If to MiniMed:

                                    MiniMed Inc.
                                    18000 Devonshire Street
                                    Northridge, California  91325-5350
                                    Attention:  General Counsel
                                    Telephone No.:  (818) 576-5444
                                    Telecopier No:  (818) 576-6228

                  With a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles, California  90071
                                    Attention:  Roy J. Schmidt
                                    Telephone No.:  (213) 229-7000
                                    Telecopier No.: (213) 229-7520

                  If to Medical Research Group, Inc:

                                    Medical Research Group, Inc.
                                    12744 San Fernando Road
                                    Sylmar, California  91342-5058
                                    Telephone No.:  (818) 362-8084
                                    Telecopier No:  (818) 367-5149

                  With a copy to:

                                    Resch Polster Alpert & Berger LLP
                                    10390 Santa Monica Blvd., 4th Floor
                                    Los Angeles, California  90025-5058
                                    Attention:  Aaron A. Grunfeld
                                    Telephone No.:  (310) 277-8300
                                    Telecopier No:  (310) 552-3209"

     10. ENTIRE AGREEMENT

     This Amendment, the Agreement, the Mutual Nondisclosure Agreement between the Parties with an effective date of January 2, 1996, the Amended and Restated Implantable Pump License and Distribution Agreement, the Agreement Re Implantable Pump Business dated as of September 1, 1998, the other agreements and instruments entered into pursuant to said Agreement Re Implantable Pump Business and the Stock Purchase Agreement together constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter hereof or thereof.

     11. CONTINUED EFFECT OF AGREEMENT

     Except as amended and supplemented by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first set forth. above.



MINIMED INC., a Delaware corporation         MEDICAL RESEARCH GROUP, a Delaware
                                             corporation


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By:  /s/ ERIC S. KENTOR                     By:  /s/ RONALD LEBEL
    ----------------------------------          --------------------------------
    Eric S. Kentor                              Ronald Lebel,
    Senior Vice President and                   President
    General Counsel


By:  /s/ KEVIN R. SAYER
    ----------------------------------
    Kevin R. Sayer
    Senior Vice President, Finance and
    Chief Financial Officer


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